Exhibit 99.1
Latch Announces Executive Leadership Changes

NEW YORK, January 11, 2023 — Latch, Inc. (NASDAQ: LTCH) (“Latch” or the “Company”), maker of LatchOS, the full-building enterprise software-as-a-service (SaaS) platform, today announced that its Board of Directors (the “Board”) has appointed Jason Keyes as interim Chief Executive Officer and Marc Landy as interim Chief Financial Officer. These appointments are effective immediately.

Latch also announced the resignations of Luke Schoenfelder as the Company’s Chief Executive Officer and Chairman of the Board, as well as interim Chief Financial Officer Barry Schaeffer and Chief Accounting Officer Junji Nakamura.

Mr. Schoenfelder said, “From co-founding Latch at my kitchen table to leading it to its current scale, I am enormously proud of the products we’ve delivered for customers, and I am excited to continue to support Latch’s new leadership team as a proud stockholder and advisor going forward."

The Board released the following statement: “The Board thanks Luke for his visionary thinking since co-founding Latch in 2014 and for his dedication to positioning Latch as an innovative leader in our space, as well as his willingness to continue as an advisor to the Company in this next phase. The Board also thanks Barry and Junji for their thoughtful leadership and their many contributions to Latch’s growth. The Board remains confident in the long-term outlook for the Company and believes that Jason’s and Marc’s broad experience leading and advising companies through transformative periods will enable Latch to drive operational performance and sustainable growth in this next chapter.

“As Latch evolves from a dynamic, promising technology start-up to a maturing business well-positioned for growth, the Board is confident in these new leaders’ abilities to instill greater focus on the Company’s operating processes and accelerate its path toward profitability.”

Mr. Keyes said, “I am honored and excited for this opportunity to build on Latch’s business momentum and healthy financial position. We believe the Company is on a strong trajectory after achieving substantial run rate savings and continues to strategically invest in new product development and support for our customers. The outlook for Latch is strong with an innovative portfolio of products, an expanding market opportunity to serve both existing and new customers, and a healthy balance sheet and cash position. I look forward to working closely with the leadership team, the Board and Latch’s talented employees to continue the mission to make spaces better places to live, work, and visit.”

Mr. Keyes serves as a Partner and Managing Director of AlixPartners, a global consulting firm, a role he has held since 2021. He previously served as a Director of AlixPartners from 2018 to 2021. Prior to that, Mr. Keyes was with Zolfo Cooper, a financial advisory and interim management firm, from 2008 until its acquisition by AlixPartners in 2018. He has more than 15 years of turnaround, corporate finance, and restructuring experience spanning such industries as technology, transportation, retail, energy, aerospace, and infrastructure.

Mr. Landy served as a Director of AlixPartners from 2008 to 2022, and was promoted to his current role as a Partner in 2023. Mr. Landy has more than 35 years of professional experience in various accounting-related disciplines. He has advised management teams, investors, boards of directors, board committees, and other stakeholders in matters involving accounting, financial reporting, and financial operations in high-impact situations.

Other Strategic Updates

As part of Latch’s ongoing focus on execution and sustainable growth, the Company is concurrently conducting a restructuring and redeployment of resources to drive a renewed focus on customer experience-facing resources, enable and expedite market expansion, optimize operational efficiency, and ensure continued exceptional service to its customers.

The Company continues to actively work through the previously announced restatement process in order to re-establish its reporting cadence with clarity and transparency.

The Board plans to conduct a comprehensive search for a permanent CEO and CFO.

About Latch, Inc.

Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit https://www.latch.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding adoption of Latch’s technology and products. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s future products, financial performance, strategies, and operations, and the related benefits to shareholders, customers, and residents, the impact and timing of organizational and management changes and restructuring activities on the Company’s business, and the restatement of certain of the Company’s historical financial statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Latch’s ability to implement business plans and changes and developments in the industry in which Latch competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents filed by Latch from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

CONTACTS:

Investors:
investors@latch.com

Media:
press@latch.com